UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

  On September 23, 2009, CombinatoRx, Incorporated ("CombinatoRx") issued a press release announcing the results of the joint meeting of the FDA's Anesthetics and Life Support Advisory Committee and its Drug Safety and Risk Management Advisory Committee (the "Advisory Committee") held on September 23, 2009 (the "Meeting") to discuss the new drug application for ExalgoTM. The full text of CombinatoRx's press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth be specific reference in such filing

Item 8.01.            Other Events.

After hearing presentations, public commentary and asking questions, the Advisory Committee was not asked to vote or make any formal recommendations at the meeting; however, the Advisory Committee did provide feedback to the FDA with regard to the proposed Risk Evaluation and Mitigation Strategy program for Exalgo.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
99.1	Press release of CombinatoRx, Incorporated dated September 23, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/Jason F. Cole
Name: Jason F. Cole
Title: SVP and General Counsel

Dated: September 23, 2009

Index to Exhibits
Exhibit No.	Description
99.1	Press release of CombinatoRx, Incorporated dated September 23, 2009.